Exhibit 99.1

[ADVO letterhead]

ADVO Announces Date for Special Stockholder Meeting to Vote on Merger Agreement

WINDSOR, CT – August 2, 2006 – ADVO, Inc. (NYSE: AD) today announced that it has scheduled a special meeting of stockholders for September 13, 2006 to vote upon the proposal to adopt the previously announced merger agreement with Valassis Communications, Inc. Stockholders who hold shares at the close of business on the record date, August 4, 2006, will be eligible to vote at this special meeting. The proxy materials for this meeting will be filed and mailed to stockholders next week. An audiocast of the meeting will be available via ADVO’s website at www.advo.com.

Additional Information

ADVO will file a definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by ADVO with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by ADVO will be available free of charge from ADVO. ADVO and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of ADVO in favor of the proposed transaction.

Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

CONTACT:

Investors

Chris Hutter

National Vice President, Finance

ADVO, Inc.

(860) 285-6424